UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 10, 2017

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00663	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2017, Ares Capital Corporation (the “Company”) and U.S. Bank National Association (the “Trustee”), entered into a Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”) to the Indenture, dated October 21, 2010, between the Company and the Trustee (the “Indenture”). The Seventh Supplemental Indenture relates to the Company’s issuance, offer and sale of $750,000,000 aggregate principal amount of its 3.500% notes due 2023 (the “Notes”).

The Notes will mature on February 10, 2023 and may be redeemed in whole or in part at the Company’s option at any time at the redemption prices set forth in the Seventh Supplemental Indenture. The Notes bear interest at a rate of 3.500% per year payable semiannually on February 10 and August 10 of each year, commencing on February 10, 2018. The Notes are direct unsecured obligations of the Company.

The Company expects to use the net proceeds of this offering to repay certain outstanding indebtedness under its debt facilities. The Company may reborrow under its debt facilities for general corporate purposes, which include investing in portfolio companies in accordance with its investment objective.

The Indenture, as supplemented by the Seventh Supplemental Indenture, contains certain covenants including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act of 1940, as amended, or any successor provisions, giving effect to any exemptive relief granted to the Company by the SEC, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, upon the occurrence of a change of control repurchase event (which involves the occurrence of both a change of control and a below investment grade rating of the Notes by Fitch, Inc. and Standard & Poor’s Ratings Services), the Company will be required to make an offer to purchase the Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase.

The Notes were offered and sold pursuant to the Registration Statement on Form N-2 (File No. 333-212142), the preliminary prospectus supplement filed with the Securities and Exchange Commission on August 7, 2017 and the pricing term sheet filed with the Securities and Exchange Commission on August 7, 2017. The transaction closed on August 10, 2017.

The Trustee also serves as the Company’s custodian under the terms of a custody agreement, pursuant to which it receives customary fees and expenses as custodian.

The foregoing descriptions of the Seventh Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Seventh Supplemental Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
4.1	Seventh Supplemental Indenture, dated as of August 10, 2017, relating to the 3.500% Notes due 2023, between the Company and U.S. Bank National Association, as trustee
4.2	Form of 3.500% Notes due 2023 (contained in the Seventh Supplemental Indenture filed as Exhibit 4.1 hereto)
5.1	Opinion of Venable LLP
5.2	Opinion of Proskauer Rose LLP
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Proskauer Rose LLP (contained in the opinion filed as Exhibit 5.2 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: August 10, 2017

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description
4.1	Seventh Supplemental Indenture, dated as of August 10, 2017, relating to the 3.500% Notes due 2023, between the Company and U.S. Bank National Association, as trustee
4.2	Form of 3.500% Notes due 2023 (contained in the Seventh Supplemental Indenture filed as Exhibit 4.1 hereto)
5.1	Opinion of Venable LLP
5.2	Opinion of Proskauer Rose LLP
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Proskauer Rose LLP (contained in the opinion filed as Exhibit 5.2 hereto)